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                                                                   EXHIBIT 10.5

                             FORM OF FRANCHISE AGREEMENT
                             ---------------------------



                                      [Company]
                               [State of incorporation]
                                      [address]



                            Exclusive Bottling Appointment

                                              Issued under date of _____________

    _____________________, a corporation organized under the laws of the State of __________________ with general offices in ________________________ (herein called the "Company"), hereby appoints:

              Delta Beverage Group, Inc.
              Little Rock, Arkansas

(herein called the "Bottler"), as its exclusive bottler, to bottle and distribute the carbonated beverage (herein called the "Beverage"), sold under the trademarks ________________ and ________________ (herein collectively called the "Beverage trademark"), in the following described territory (herein referred to as the "Territory"), and nowhere else, bounded as follows:

                                    See Schedule I




    The Appointment being upon the following terms and conditions:

1. That the Bottler will operate a thoroughly clean and sanitary bottling plant at Little Rock, Arkansas.

2. That the Bottler will not bottle, distribute or sell, directly or indirectly, any other cola beverage or any other beverage with the name Cola (other than products of the Company), or any other beverage which could be confused with the Beverage. All trucks used in the Bottler's operations hereunder shall be painted only with standard Beverage colors and trademark and will be maintained at all times in good condition and appearance. The Bottler shall provide standard Beverage uniforms for all route salesmen.

                                    Page 1                          Exhibit 10.5

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3.  The Bottler will at all times have available sufficient productive capacity at the plant or plants above listed or at other plants in the Territory approved by the Company to enable the Bottler to meet fully his obligations under this Appointment. It is recognized that under the foregoing it may be necessary from time to time for the Bottler to increase the present productive capacity of the plant or plants above listed, or to establish additional plants in the Territory.

    The equipment of each plant shall contain such water treatment and other equipment as the Company may prescribe. The Bottler will maintain each plant at all times in good operating condition, and will comply with any and all local, City, County, State and Federal laws and regulations now in effect or which may hereafter be enacted pertaining to the operation of bottling plants, bottling, selling and handling of soft drinks.

4. That the Bottler will make no representation as to the Beverage not previously authorized by the Company in writing, and the Beverage shall be sold and distributed under its own name and on its own merits, and not compared with any other Beverage without the Company's consent.

5. That the Company will sell to the Bottler, and the Bottler will purchase, at the Company's then price or prices therefor at the time of each sale, the Bottler's requirements of Beverage concentrates, syrups, or other beverage bases (hereinafter called "Beverage concentrates"), for the bottling of the Beverage, payment for same to be made by the Bottler in advance of shipment; and all Beverage concentrates so purchased will be used by the Bottler for the bottling of the Beverage in the Territory and for no other purpose.

6. That the Bottler will keep on hand for the bottling of the Beverage hereunder bottles in number adequate to meet peak seasonal demands, and of size or sizes and design or designs prescribed by the Company; will purchase bottles and crowns only from manufacturers approved by the Company; will use no other bottle or crown for the bottling of the Beverage; and will use said bottles and crowns for no other purpose. The Bottler will also keep on hand in similar adequate supply cases, cartons and other delivery packages of size or sizes and design or designs prescribed by the Company, and will use same only for the marketing of the Beverage.

7. That in the use, handling and processing of Beverage concentrates, the bottling of the Beverage, and the filling, crowning, labeling, packaging and selling of the Beverage the Bottler will follow precisely the instructions of the Company given from time to time and such instructions are hereby made terms and conditions of this Appointment as though fully set forth herein. The Bottler will never distribute or permit the sale of any Beverage which is in any way below the Company's requirements or standards.

8. That the Bottler will sell the Beverage in the Territory at the Bottler's price per case plus the deposit charge for bottles and case. The Company may from time to time suggest to the Bottler the price per case to be charged by him and the deposit charge.

                                    Page 2                          Exhibit 10.5

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9.  That the Bottler will push vigorously the sale of the Beverage throughout the entire Territory in the ___-oz. size bottle and/or in any other size bottle prescribed by the Company for the Territory. Without in any way limiting the Bottler's obligation under this Paragraph 9, the Bottler must fully meet and increase the demand for the Beverage throughout the Territory and secure full distribution up to the maximum sales potential therein through all distribution channels or outlets available to soft drinks, using any and all equipment reasonably necessary to secure such distribution; must service all accounts with frequency adequate to keep them at all times fully supplied with the Beverage; must use his own salesmen and trucks, (or salesmen and trucks of independent distributors, of whom the Company approves), in quantity adequate for all seasons; and must fully cooperate in and vigorously push the Company's cooperative advertising and sales promotion programs and campaigns for the Territory. In addition the Bottler will actively advertise, in all reasonable media including adequate point-of-purchase advertising, and vigorously engage in sales promotion of, the Beverage throughout the Territory at his own cost and expense. The Bottler will carry Products Liability Insurance on his operation in such amounts as the Company may recommend. All advertising copy and media shall be subject to the Company's approval.

10. That the Bottler will at all times cooperate to the full extent required by the Company with the Company's Product Control programs, field laboratories, and field, territorial and other representatives; will permit the Company's agents to conduct field checks in the Territory and to enter the Bottler's plant or plants at any time during working hours and inspect the facilities, equipment and materials used in preparing, bottling, selling and distributing the Beverage; and to check operations and methods, and take with them samples of the Beverage, water and Beverage concentrates. The Bottler will submit to the Company products and water samples as required by the Company, and upon any request by the Company for specific information concerning his bottling and distribution of the Beverage will immediately furnish same in the form requested.

11. That upon the happening of any one or more of the following events, in addition to all other rights and remedies, including the Company's right to damages sustained, if any, the Company shall have the right to cancel or terminate this Appointment by written notice to the Bottler:

         (a) The failure of the Bottler to perform or comply with any one or more of the terms or conditions of this Appointment;

         (b) Any sale, transfer or other disposition, without the prior written consent of the Company, including any such transfer by operation of law:

              (i)  Of all or part of the Bottler's bottling business; or

                                    Page 3                          Exhibit 10.5

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              (ii) Of more than ten per cent (10%) of the stock of the Bottler, if the Bottler be a corporation; or of any of its stock, if sold in a public offering; or

              (iii) Of any interest in a partnership or the withdrawal of a partner, if the Bottler be a partnership;

              (iv) The merger or consolidation of the Bottler with any other
                   Company; or the dissolution of the Bottler.

         (c) The discontinuance by the Bottler for any reason of the bottling of the Beverage for a period of thirty days, except as provided in Paragraph 18 hereof; or

         (d) The insolvency of the Bottler as that term is defined in either the bankruptcy or equity sense; or an assignment by the Bottler for the benefit of creditors; or the filing of a voluntary petition under any Chapter of the Bankruptcy Act, as now enacted or as may hereafter be amended; or the failure of the Bottler to vacate an involuntary bankruptcy or reorganization petition filed against him, within sixty (60) days from the date of such filing; or the failure of the Bottler to vacate the appointment of a receiver or a trustee for the Bottler, or any part or interest of his business, within sixty (60) days from the date of such appointment.

    Upon the happening of any one or more of the foregoing events the Company shall also have the right to discontinue supplying the Bottler with Beverage concentrates and/or other Beverage materials, for such length of time as the Company may in its sole judgment deem necessary, without thereby cancelling or terminating this Appointment and without thereby prejudicing the Company's other rights and remedies including the right to terminate this Appointment for the same cause or for any one or more other causes.

12. That, in addition to and not in limitation of the foregoing, if, in the reasonable opinion of the Company, the Bottler should at any time fail to push vigorously the sale of the Beverage or secure full coverage therefor in any segment of the Territory, whether defined geographically or by type of market or outlet, the Company may call the Bottler's attention to such failure by written notice to the Bottler, specifying the segment of the Territory involved, and suggest remedial steps therefor. If, in the reasonable opinion of the Company, said failure shall not have been corrected within three months after the giving of such written notice the Company shall thereupon have the right, upon written notice to the Bottler to that effect, to remove such segment from the Territory covered by this Appointment and eel with it as the Company sees fit, without thereby cancelling or terminating this Appointment and without thereby prejudicing the Company's other rights and remedies hereunder.

                                    Page 4                          Exhibit 10.5

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13. That upon the death of the Bottler, if the Bottler is not incorporated, this Appointment will be transferable to the heirs of the deceased, provided the active management of the bottling operation continues satisfactory to the Company. Upon the death of the largest stockholder, if the Bottler is incorporated, this Appointment will continue in effect provided the active management of the bottling operation continues satisfactory to the Company.

14. That the Bottler will pay and discharge, at his own expense, any and all expenses, charges, fees and taxes arising out of or incidental to the carrying on of his business, including, without limiting the generality of the foregoing, all workmen's compensation, unemployment insurance, and social security taxes levied or assessed with respect to the employees of the Bottler, and the Bottler will indemnify and save harmless the Company, against any and all claims for such expenses, charges, fees and taxes.

15. That the Company is the owner of the Beverage trademark and will defend and protect same and save harmless the Bottler in the use of same except for such acts as shall be the fault of the Bottler. Nothing herein contained shall be construed as conferring upon the Bottler any right or interest in said trademark, or any designs, copyrights, patents, trade names, signs, emblems, insignia, symbols and slogans, or other marks, used in connection with the Beverage.

16. That the Bottler shall not have the right to use the Beverage trademark as part of a trade name or the name of a partnership or corporation unless he first obtains the written consent of the Company, which reserves the right to specify the terms and conditions under which such name may be used.

17. That immediately upon the cancellation or termination of this Appointment, however caused, the Bottler will eliminate the Beverage trademark from his company or firm name, if it is there, and will cease using in any manner whatsoever, the Beverage trademark and any of the Company's trade names, symbols, slogans, emblems, insignia or other designs used in connection with the Beverage. The Company shall have the right to elect to purchase from the Bottler, and the Bottler will, upon such election by the Company, sell to the Company, any or all of the Bottler's Beverage bottles, cases and Beverage concentrates at the invoice price thereof to the Bottler, and other articles bearing the Beverage trademark, less a reasonable allowance for depreciation on the bottles and cases.

18. That neither party to the Appointment shall be held liable for failure to comply with any of the terms of this Appointment when such failure has been caused solely by fire, labor dispute, strike, war, insurrection, government restrictions, force majeure or act of God beyond the control and without fault on the part of the party involved, provided such party uses due diligence to remedy such default.

19. That this Appointment is personal. It cannot be transferred, assigned, pledged, mortgaged or otherwise disposed of by the Bottler, in whole or in part.

                                    Page 5                          Exhibit 10.5

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20. That this Appointment expresses fully the understanding, and that all prior understandings are hereby cancelled, and no future changes in the terms of this Appointment shall be valid, except when and if reduced to writing and signed by both the Bottler and the Company, by legally authorized officials.

21. That the failure by the Company to enforce at any time or for any period of time any one or more of the terms or conditions of this Appointment, shall not be a waiver of such terms or conditions or of the Company's right thereafter to enforce each and every term and condition of this Appointment.

22. That this Appointment and all its terms and conditions shall be governed by and interpreted under the laws of the State of __________________.

    WITNESS the signature of ___________________, this the date above written.


                                            [COMPANY]

                                  BY
                                    -----------------------------------------
                                            [title]


This Appointment accepted
and agreed to:

DELTA BEVERAGE GROUP, INC.

By
  ------------------

                                    Page 6                          Exhibit 10.5

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                                      SCHEDULE I

Delta Beverage Group, Inc.
Little Rock, Arkansas


"The COUNTIES of ASHLEY, CHICOT, DREW, GARLAND, HOT SPRING, PIKE CLARK, SALINE, POPE, VAN BUREN, CLEBURNE, WHITE, FAULKNER, CONWAY, PERRY, PULASKI, LONOKE and JEFFERSON; DESHA COUNTY with the exception of that portion lying east of the White River; LINCOLN COUNTY; and that portion of BRADLEY COUNTY lying north and east of the two intersecting straight lines, the first running due south from the northern boundary of said County through a point three (3) miles west of the locality known as Warren to the point where said line is intersected by the second line running due west from the eastern boundary of said County through a point three (3) miles south of the locality known as Warren (the locality known as Warren to be included in this territory); MONTGOMERY COUNTY with the exception of that portion thereof lying west and north of two intersecting straight lines; the first of said lines running from the northern boundary of said Montgomery County due south through the intersection of present U.S. Highway #270 and present State Highway #88 to the point where said line is intersected by the second of said lines running due east from the western boundary of said Montgomery County through the present southernmost point in the locality known as Pine Ridge (the localities known as Pine Ridge and Sock City to be excluded from this territory, and the locality known as Sims to be included therein); GRANT COUNTY with the exception of that portion lying south of a line drawn due east and west across said County through a point one (1) mile north of the present junction of State Highway #35 and U. S. Highway #167; that portion of CLEVELAND COUNTY lying northeast of a line drawn across said County parallel to and one (1) mile northeast of present State Highway #35 (the locality know as Rison to be excluded from this territory); that portion of YELL COUNTY lying east and north of a line commencing at a point on the boundary line common to Yell and Perry Counties, and running due north through the present easternmost point of the locality known as Ola to a point due east of the present northernmost point of the locality known as Mickles, and running thence due west to the present northernmost point of the locality know as Mickles, and running thence due north to the northern boundary of Yell County (the localities known as Ola and Mickles to be excluded from this territory, and the localities known as Chickalah and Mosely to be included therein); all in the STATE of ARKANSAS.


                                    Page 6                          Exhibit 10.5